Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED MORTGAGE WAREHOUSING AGREEMENT
This First Amendment to Second Amended and Restated Mortgage Warehousing Agreement (“First Amendment”) is made as of June 23, 2017, by and among M/I Financial, LLC (“Borrower”), the Lenders (as defined below) and Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Agent”).
RECITALS
A.    Borrower entered into that certain Second Amended and Restated Mortgage Warehousing Agreement dated June 24, 2016, by and among the financial institutions from time to time signatory thereto (each, individually, a “Lender,” and any and all such financial institutions collectively the “Lenders”), Agent and Borrower (as amended, restated or otherwise modified from time to time, the “Mortgage Warehousing Agreement”).
B.    Borrower has requested that Agent and the Lenders make certain amendments to the Mortgage Warehousing Agreement and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this First Amendment.
NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and Lenders agree as follows:
1.The following definitions set forth in Section 1.1 of the Mortgage Warehousing Agreement are amended and restated as follows:

“Applicable Margin” shall mean (i) with respect to any Advance accruing interest at the Daily Adjusting LIBOR Rate, 2.375% per annum and (ii) with respect to any Advance accruing interest at the Base Rate, 1.375% per annum.
“LIBOR Rate” shall mean the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service at or about 11:00 a.m. (London, England time) (or soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Agent and the Borrowers, or, in the absence of such agreement, the “LIBOR Rate” shall, instead, be the per annum rate equal to the average of the rate at which the Agent is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical) on such day in the interbank eurodollar market in an amount comparable to the principal amount of the Indebtedness hereunder which is to bear interest at such “LIBOR Rate” and for a period equal to one (1) month;
provided, however, that for all of the foregoing purposes, if any LIBOR Rate so determined is less than zero percent (0%), it shall be deemed to be zero percent (0%) for purposes of this Agreement (“Zero Percent Floor”) except that each Lender’s Hedge-Affected Share of any Hedged Facility will bear interest at the rates determined without giving effect to the Zero Percent Floor.
“Pledged” shall mean, with respect to any Mortgage Loan, that (a) such Mortgage Loan was originated or acquired with the proceeds of a Revolving Credit Advance hereunder, whether or not such Advance remains outstanding, (b) either (i) the Agent holds a first priority perfected security interest in and lien on such Mortgage Loan, or (ii) if such Mortgage Loan is included as part of a pool of Mortgage Loans representing, securing or backing an Agency MBS and Agent has released its security interest in such Mortgage Loan without receipt of payment in full of the amount originally advanced by the Lenders to Borrower to fund the origination or purchase of such Pledged Mortgage Loan (without taking into account any Buydown(s), as such term is defined in Section 2.11 hereof, of the Revolving Credit), the Agent holds a first priority perfected security interest in such Agency MBS with respect to such Mortgage Loan, and (c) the Required Documents or Wet Funded Required Documents, as applicable, have been initially delivered to Agent.
“Revolving Credit Maturity Date” shall mean the earlier to occur of (i) June 22, 2018, and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.
“Securities Custodian” shall mean the Person designated to receive Agency MBS of Borrower upon issuance thereof. Subject to Section 5.19(a), each Securities Custodian shall at all times meet the eligibility requirements, if any, set forth in the applicable Agency Guide(s), and the initial Securities Custodian shall be Comerica Bank. Before making any change in the Securities Custodian, the Borrower shall obtain the prior written approval of the Agent in accordance with Section 5.19. At any time that there is more than one Securities Custodian, references in this Agreement to the “Securities Custodian” shall mean any or all Securities Custodians, as applicable.
“Step-Up Period” shall mean the period from September 25 to October 16 of each year and from December 15 of each year to February 2 of the next year.
2.The following defined terms are hereby added to Section 1.1 of the Mortgage Warehousing Agreement in alphabetical order as follows:

“First Amendment Effective Date” shall mean June 23, 2017.

“Hedged Facility” shall mean the Revolving Credit to the extent that all or any portion of the principal amount of Advances in respect thereof bears interest at a rate based on the LIBOR Rate and is subject to any Specified Hedge Agreement.
“Hedge-Affected Share” shall mean, as to any Lender at any date of determination, its share of any Hedged Facility determined by multiplying the outstanding principal amount of that Lender’s Advances under such Hedged Facility by a fraction with a numerator equal to the current notional amount of the Specified Hedge Agreements relating to such Hedged Facility and a denominator equal to the outstanding principal amount of all Advances under such Hedged Facility.
“Specified Hedge Agreement” shall mean any interest rate swap agreement executed by the Borrower under the documentation published by the International Swaps and Derivatives Association, Inc. that (i) is entered into as protection against fluctuations in interest rates in general and not as a hedge related to any or all Pledged Mortgage Loans, and (ii) does not provide for a minimum rate of zero percent (0.00%) with respect to determinations of the LIBOR rate for the purposes of such agreement (e.g., determines the floating amount by using the “negative interest rate method” rather than the “zero interest rate method”).
3.Section 2.3(a)(ii) of the Mortgage Warehousing Agreement is amended and restated as follows:

“(ii) except in the case of re-advances described in the last sentence of Section 2.11 hereof, a description of the specific Mortgage Loans to be funded or purchased with the proceeds of such Advance;”
4.Section 2.3(b) of the Mortgage Warehousing Agreement is amended by adding the following at the beginning thereof: “except in the case of re-advances described in the last sentence of Section 2.11 hereof,”.

5.Section 2.3(d)(iii) of the Mortgage Warehousing Agreement is amended by adding the following at the beginning thereof: “except in the case of re-advances described in the last sentence of Section 2.11 hereof,”.

6.Section 2.8(c) of the Mortgage Warehousing Agreement is amended and restated as follows:
“(c) Borrower shall repay the principal amount of each Advance on the date (i) of closing of the sale or other disposition of the specific Mortgage Loan(s) or (ii) of receipt of the proceeds of the sale of the Agency MBS, if applicable, supporting such Advance. The proceeds of any such sale, unless otherwise directed by Agent in writing, shall be paid directly to Agent (and Borrower shall so notify each investor of this requirement) by wire transfer to the Cash Collateral Account, accompanied by a copy of the Approved Investor’s written purchase advice with respect to any Mortgage Loans or the pool schedule for Mortgage Loans included in Agency MBS, as applicable, and such wire, among other things, shall specify the applicable Mortgage Loan(s) or applicable Agency MBS, as applicable.”
7.Section 2.10 of the Mortgage Warehousing Agreement is hereby amended and restated as follows:

“2.10    Use of Proceeds of Advances. Advances of the Revolving Credit shall be used solely to originate or acquire Pledged Mortgage Loans which are eligible for inclusion in the Borrowing Base, subject to the terms and conditions hereof, or in the case of re-advances as described in the last sentence of Section 2.11 hereof, for the Borrower’s normal working capital purposes, subject to the terms and conditions hereof.”
8.The following is added to the Mortgage Warehousing Agreement as new Section 2.11:

“2.11    Buydowns. Without limiting any other rights of Borrower to prepay amounts outstanding under the Revolving Credit contained herein, Borrower may, at its option, prepay all or part of the outstanding principal amounts outstanding under the Revolving Credit (including the Swing Line) at any time without reducing the Revolving Credit Aggregate Commitment (such prepayment individually a “Buydown” and collectively, “Buydowns”). Any Buydown made in accordance with this Section shall be without premium or penalty. Each Buydown shall be applied to repay outstanding Advances in the order and manner as determined by Agent and Borrower. For the avoidance of doubt, a Buydown is a reduction in the aggregate principal balance of the Advances outstanding under this Agreement, but does not represent the prepayment of any particular Advance with respect to any Pledged Mortgage Loans and, accordingly, a Buydown shall not entitle Borrower to the release of any Pledged Mortgage Loans and Agent shall continue to hold all Pledged Mortgage Loans as security for the Indebtedness until such time as Agent releases its lien upon the sale of any such Pledged Mortgage Loan in accordance with the terms of this Agreement or the other Loan Documents. Borrower may request re-advances of all or a portion of the amount(s) of any Buydown(s) subject to all of the terms and conditions for Advances, other than those terms and conditions expressly excluded with respect to re-advances in Section 2.3 of this Agreement, of the Revolving Credit under this Agreement.”
9.Section 5.19 of the Mortgage Warehousing Agreement is hereby amended and restated as follows:

“(a)
If, no later than September 29, 2017, (i) a Custodial Account with the Securities Custodian is not established by the Borrower, and (ii) a Securities Account Control Agreement has not been executed by the Agent, the Borrower and the Securities Custodian, as the custodian, (A) exclude from the Borrowing Base any Mortgage Loans representing, securing or backing an

Agency MBS and (B) on or before October 2, 2017, repay the principal amount of each Advance that was made with respect to and/or is supported by such Mortgage Loans.

(b)
Provide the Agent with at least thirty (30) days’ prior written notice of any change in the Document Custodian or, if applicable, the Securities Custodian, and in connection therewith, if the Agent’s consent to such change is given, the Borrower shall make any revisions to its warehousing procedures that are required to satisfy the Agent’s operations policies in place at such time, including, if requested or required by the Agent, furnishing or causing to be furnished to the Agent custodial and/or intercreditor agreements, in form and substance satisfactory to the Agent, from the Borrower’s proposed Document Custodian and/or Securities Custodian. Further, to the extent the Borrower establishes a Custodial Account and delivers an executed Securities Account Control Agreement as contemplated by Section 5.19(a), the Borrower shall at all times maintain the Custodial Account in a manner acceptable to the Agent and comply with its obligations under the Securities Account Control Agreement.”

10.Section 6.4(a) of the Mortgage Warehousing Agreement is hereby amended and restated as follows:

“(a)
Sales of any MBS and Mortgage Loans (not constituting Collateral) in the ordinary course of business, including the sale of servicing rights relating thereto either concurrently with the sale of any such Mortgage Loans or on any other date;”

11.Section 6.4(f) of the Mortgage Warehousing Agreement is hereby amended and restated as follows:

“(f)
sales of Mortgage Loans that constitute Collateral to Approved Investors, including the sale of servicing rights relating thereto either concurrently with the sale of any such Mortgage Loans or on any other date, and sales of Agency MBS that constitute Collateral to any purchaser;”

12.This First Amendment shall become effective (according to the terms hereof) on the date (the “First Amendment Effective Date”) the following conditions have been fully satisfied:

(a)
Agent shall have received via facsimile or portable digital format (followed by the prompt delivery of original signatures) counterpart originals of this First Amendment, in each case duly executed and delivered by the Agent, Borrower and the Lenders.

(b)	Borrower shall have paid to the Agent all fees or amounts, if any, that are due and owing to the Agent as of the First Amendment Effective Date.
13.Borrower hereby represents and warrants that, after giving effect to the amendments to the Mortgage Warehousing Agreement contained herein, (a) the execution and delivery of this First Amendment are within such party’s limited liability company powers, have been duly authorized, are not in contravention of law or the terms of its organizational documents, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this First Amendment, of any governmental body, agency or authority, and this First Amendment and the Mortgage Warehousing Agreement (as amended herein) will constitute the valid and binding obligations of such undersigned party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 4 of the Mortgage Warehousing Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and (c) as of the date first above written and as of the First Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

14.Borrower and Lenders each hereby ratify and confirm their respective obligations under the Mortgage Warehousing Agreement, as amended by this First Amendment and agree that the Mortgage Warehousing Agreement hereby remains in full force and effect after giving effect to this First Amendment and that, upon such effectiveness, all references in such Loan Documents to the “Mortgage Warehousing Agreement” shall be references to the Mortgage Warehousing Agreement as amended by this First Amendment.

15.Except as specifically set forth above, this First Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Mortgage Warehousing Agreement or any of the Notes issued thereunder, or to constitute a waiver by the Lenders or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Mortgage Warehousing Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

16.Unless otherwise defined to the contrary herein, all capitalized terms used in this First Amendment shall have the meaning set forth in the Mortgage Warehousing Agreement.

17.This First Amendment may be executed in counterpart in accordance with Section 11.9 of the Mortgage Warehousing Agreement.

18.This First Amendment shall be construed in accordance with and governed by the laws of the State of Michigan, without giving effect to principles of conflict of laws.

19.As a condition of the above amendments and waiver, Borrower waives, discharges, and forever releases Agent, Lenders and their respective employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions known to Borrower that Borrower has or may have had at any time up through, and including, the date of this First Amendment, against any or all of the foregoing in connection with the Mortgage Warehousing Agreement, including the First Amendment thereto regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Agent’s or such Lender’s actions or omissions.

IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this First Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

M/I FINANCIAL, LLC

By:    /s/ Derek J. Klutch

Name:    Derek J. Klutch
Its:     President

COMERICA BANK, as Agent and a Lender

By:     /s/ Celeste Ludwig

Name:    Celeste Ludwig
Title:     Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:     /s/ Lisa M. Mahoney

Name: Lisa M. Mahoney
Title:     Assistant Vice President

BMO HARRIS BANK N.A., as a Lender

By:     /s/ Michael Lenardi

Name: Michael Lenardi
Title:     Vice President